                                                                    EXHIBIT 23.1



                         Consent of Independent Auditors

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Second Amended and Restated Xomed Surgical Products, Inc. 1996 Stock Option Plan of our reports dated June 19, 1996, except for the 4th paragraph of footnote No.8 for which the date is September 3, 1996, May 31, 1996, and May 31, 1996 related to Xomed Surgical Products, Inc., Xomed, Inc., and TreBay Medical Corporation, respectively, included in the Form S-1 (Registration No. 333-10515) of Xomed Surgical Products, Inc. filed with the Securities and Exchange Commission.

                                                     /s/ ERNST & YOUNG LLP

Jacksonville, Florida

November 14, 1996